UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
________________________________________ FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2010

GENTA INCORPORATED
________________________________________ (Exact Name of Registrant as Specified in Charter)

Delaware	000-19635	33-0326866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 Connell Drive Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

(908) 286-9800
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported,

•
On June 9, 2008, Genta Incorporated, a Delaware corporation (the “Company”) issued to certain accredited investors in a private placement $20 million of senior secured convertible notes (the “2008 Notes”).

•
On April 2, 2009, the Company issued to certain accredited institutional investors in a private placement $6 million of senior secured convertible notes (the “April 2009 Notes”).  Pursuant to the terms of the securities purchase agreement between the Company and such investors dated April 2, 2009 (the “April 2009 Purchase Agreement”), the investors had the right to purchase in whole or in part the remaining $6 million of principal amount of the April 2009 Notes under the April 2009 Purchase Agreement (the “Purchase Option”).  Such Purchase Option would expire upon the earlier of April 2, 2012 or three months after the Company receives United States or European approval of Genasense®.

•
Also on April 2, 2009, the Company entered into a consent agreement (the “Consent Agreement”) with the holders of the 2008 Notes under which the Company granted such holders the right to purchase April 2009 Notes equal to the principal amount of the 2008 Notes currently held by such holder (the “Purchase Rights”).

•
On July 7, 2009, the Company entered into a securities purchase agreement (the “July 2009 Purchase Agreement”), whereby it issued to certain accredited institutional investors in a private placement $3 million of units (the “July Units”), each July Unit consisting of (i) 70% of a subordinated unsecured convertible note (the “July 2009 Notes”) and (ii) 30% of shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) (the “July 2009 Financing”).

•
On September 4, 2009, the Company issued to certain accredited institutional investors in a private placement $7 million of the July 2009 Notes and Common Stock at an additional closing under the July 2009 Purchase Agreement.

•
Also on September 4, 2009, the Company entered into a securities purchase agreement (the “September 2009 Purchase Agreement”) with certain accredited institutional investors, pursuant to which it issued approximately $3 million of the units (the “September Units”), each September Unit consisting of (i) 70% of a subordinated unsecured convertible note (the “September 2009 Notes”) and (ii) 30% of shares of the Company’s Common Stock (the “September 2009 Financing”).  In connection with the sale of the September Units, the Company also issued to the investors two-year warrants to purchase Common Stock in an amount equal to 25% of the number of shares of Common Stock issuable upon conversion of the September 2009 Notes purchased by each investor at the closing.

On March 5, 2010, the Company entered into a securities purchase agreement (the “March 2010 Purchase Agreement”) with certain accredited investors listed on the signature pages thereto, pursuant to which it agreed to issue $25 million of units (the “2010 Units”), each 2010 Unit consisting of (i) 40% of a senior unsecured convertible note (the “B Notes”), (ii) 40% of a senior unsecured convertible note (the “C Notes”) and (iii) 20% of a senior secured convertible note (the “D Notes”).  In connection with the sale of the 2010 Units, the Company also agreed to issue warrants (the “Debt Warrants”) to purchase senior unsecured convertible notes (the “E Notes”) in an amount equal to 40% of the purchase price paid for each such 2010 Unit.   The issuance of the Closing Notes and Debt Warrants in exchange for $25 million is referred to herein as the “March 2010 Financing”.   In addition, the Company and the holders of two-thirds of the outstanding Purchase Rights and Purchase Options agreed to amend the Purchase Rights and Purchase Options to, among other things, provide for the issuance of senior unsecured convertible notes in substantially the same form as the B Notes upon exercise of the Purchase Rights and Purchase Options (the “F Notes”).  The B Notes, C Notes, and D Notes are hereinafter referred to collectively as the “Closing Notes”.  The Closing Notes, the E Notes and the F Notes are hereinafter referred to collectively as the “Notes”.

In the March 2010 Purchase Agreement, the Company also agreed that it will not file a registration statement or undertake any registered offering prior to the earlier of (i) the later of September 30, 2011 and six months after the date of the public release of final top-line survival results of the Company’s Phase 3 trial of Genasense® plus chemotherapy in advanced melanoma (known as AGENDA) (the “AGENDA Results Date”) and (ii) the 11th trading day after the AGENDA Results Date, if the closing price of the Company’s Common Stock on such date is equal to or greater than 300% of the then effective conversion price of the Notes and certain other conditions are met.  The Company also agreed not to consummate any additional financings before the later of March 30, 2011 and two weeks after the AGENDA Results Date.

In connection with the March 2010 Financing, the officers and directors of the Company executed lock-up agreements, whereby each such officer and director agreed not to engage in any transactions involving the Company’s Common Stock for the period beginning on March 3, 2010 and ending six months from such date.

The March 2010 Financing closed on March 9, 2010.  Proceeds of the March 2010 Financing will be used to ensure adequate follow-up to determine overall survival results for AGENDA and to accelerate development of the Company’s pipeline products, among other uses.  The Company has direct access to $20 million of the proceeds, and the remaining $5 million of the proceeds were placed in a blocked account as collateral security for the $5 million in principal amount of the D Notes.  The security interest of the holders of the D Notes will be released, and restrictions on the Company’s use of the $5 million held in the blocked account will terminate if, at any time after six months and ten weeks from the closing of the transaction: (i) the Company files a Form 8-K with the United Stated Securities and Exchange Commission showing that the daily trading volume of the Company’s Common Stock, as reported by the Company’s principal trading market, for each of the 10 trading days prior to the date on which such filing is made equals or exceeds one-tenth of the number of shares underlying the D Notes on the date such filing is made; and (ii) the Daily Closing Price (as defined in the B Note) on each trading day (each such trading day, a “Test Date”) during the 10 trading day period prior to the date on which such filing is made is greater than the conversion price then in effect for the D Notes on such Test Date by an amount equal to or greater than 200% of the conversion price on such Test Date.  The security interest will also be released (i) dollar for dollar upon conversion of any part of the D Notes or (ii) in its entirety upon the approval of the holders of two-thirds of the then outstanding principal amount of D Notes.

The Notes all have a three-year term.  The holder of each Note has the right to require the Company to repay 100% of the outstanding principal and accrued interest on each Note on the second anniversary of the closing date.  At any time on or after January 15, 2011 and prior to the release of the security interest in full, holders of at least two-thirds of the outstanding D Notes will have the right to require the Company to repay 100% of the outstanding principal and accrued interest on all then outstanding D Notes.

The Notes will be initially convertible into shares of the Company’s Common Stock at a conversion rate of 100,000 shares of common stock for every $1,000.00 of principal.  This conversion rate is subject to customary adjustment for any stock splits, combinations, recapitalizations or the like.  Additionally, if on the later of (A) date that is seven months after the Closing and (B) the eleventh trading day following the effective date of the reverse stock split (the “October Adjustment Date”) the volume weighted closing price of the Company’s Common Stock for the 10 consecutive trading day period ending on the last trading day prior to the October Adjustment Date (the “10-Day October VWCP”) is less than $0.10 (as adjusted for any stock splits, combinations, recapitalizations or the like), the conversion price for the B Notes, E Notes and F Notes, as applicable, shall be reduced to a price equal to 10% of the 10-Day October VWCP.  Also, if on the last trading day prior to December 31, 2010 (the “December Adjustment Date”) the volume weighted closing price of the Company’s Common Stock for the 10 consecutive trading day period ending on the last trading day prior to the December Adjustment Date (the “10-Day December VWCP”) is less than $0.10 (as adjusted for any stock splits, combinations, recapitalizations or the like), the conversion price for the D Notes shall be reduced to a price equal to 10% of the 10-Day December VWCP.  In addition, the conversion rate of all of the Notes will be reduced if the Company issues additional shares of Common Stock or Common Stock Equivalents (as defined in the Notes) for consideration that is less than the then applicable conversion price or if the conversion or exercise price of any Common Stock Equivalent (including the Notes) is adjusted or modified to a price less than the then applicable conversion price.

The amount of each Note (other than the F Notes) that is convertible on any day is limited to a fraction of the total principal amount of such Note according to a schedule set forth in the Notes.

Since the conversion price of the Notes is less than the current conversion price for the 2008 Notes, April 2009 Notes, July 2009 Notes and September 2009 Notes (collectively, the “Prior Notes”), the conversion price for the Prior Notes reset upon the closing of the March 2010 Financing to $0.01 per share of Common Stock, pursuant to the terms of the Prior Notes.

The Closing Notes will bear interest at an annual rate of 12% payable semi-annually in cash or in other Notes at the option of the Company and may not be prepaid unless certain conditions are met.  The Company shall have the right to force conversion of the Notes, in whole or in part, if the closing price of the Company’s Common Stock equals or exceeds $0.25 for a 10-consecutive-trading-day period and certain other conditions are met.

Pursuant to the March 2010 Purchase Agreement, the Company has agreed to effect a reverse stock split in a ratio to be determined by the Company’s Board of Directors and approved by the holders of 66 2/3% of the then outstanding Closing Notes.  If such reverse stock split is not effected on or prior to September 17, 2010, the Company will be obligated to pay each investor who is a signatory to the March 2010 Purchase Agreement a cash payment equal to 0.75% of the principal amount of all B Notes and C Notes purchased by such investor for each day from September 18, 2010 until the reverse stock split is effected; provided, however, that the Company is not obligated to make any such payments in excess of 100% of the principal amount of the B Notes and C Notes purchased by the investors in the March 2010 Financing.  Pursuant to the terms of the Note Conversion and Amendment Agreement dated as of March 5, 2010, the holders of the April 2009 Notes, July 2009 Notes and September 2009 Notes have agreed to convert a portion of such notes and vote the shares issued upon such conversion in favor of the reverse stock split.

The Debt Warrants issued in connection with the March 2010 Financing are exercisable for up to $10,000,000 of E Notes until the later of (i) September 30, 2011 and (ii) the date that is six months after the AGENDA Results Date.  In the event that the value of the Common Stock issuable upon conversion of the Notes underlying the Debt Warrant exceeds the aggregate exercise price of the Debt Warrant, the holder of the Debt Warrant has the right to exercise the Debt Warrant without payment of cash in exchange for a Note with a reduced principal amount.

In connection with the March 2010 Financing, pursuant to a Note Conversion and Amendment Agreement, the outstanding Purchase Rights and Purchase Options granted to investors in the Company’s prior financings will be modified to provide that, upon exercise of such Purchase Rights or Purchase Options, the investors will receive F Notes.  The expiration of these Purchase Rights and Purchase Options will also be shortened to expire upon the later of: (i) the date that is two weeks after the AGENDA Results Date and (ii) March 30, 2011.

The Company has also extended the maturity date of the outstanding 2008 Notes in exchange for three-year warrants to purchase the same number of shares of the Company’s Common Stock issuable upon conversion of such 2008 Notes.  The warrants shall have an initial exercise price equal to the conversion price of the Notes (subject to customary adjustments for any stock splits, combinations, recapitalizations or the like and for issuances of new securities, or modifications or amendments of outstanding securities).

The Notes and the warrants offered and the Common Stock and Notes issuable upon conversion of the Notes and upon exercise of the warrants, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements.  The Company believes that the issuance of the securities in this transaction was exempt from registration under Section 4(2) of the Securities Act.

A complete copy of each form of Note, the form of Debt Warrant, the form of common stock warrant, the March 2010 Purchase Agreement, the Note Conversion and Amendment Agreement and the Security Agreement are attached to this Form 8-K.  The foregoing description of the March 2010 Financing, and any other documents or filings referenced herein, are qualified in their entirety by reference to such exhibits, documents or filings.

The Company issued a press release on March 8, 2010 to announce the Company’s entrance into the March 2010 Purchase Agreement.  A copy of the press release is filed herewith as Exhibit 99.1.

Item 3.02.	Unregistered Sales of Equity Securities.

See Item 1.01.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

4.1	Form of Senior Unsecured Convertible Note (“B Note”) (filed herewith).
4.2	Form of Senior Unsecured Convertible Note (“C Note”) (filed herewith).
4.3	Form of Senior Secured Convertible Note (“D Note”) (filed herewith).
4.4	Form of Senior Unsecured Convertible Note (“E Note”) (filed herewith).
4.5	Form of Senior Unsecured Convertible Note (“F Note”) (filed herewith)
4.6	Form of Common Stock Purchase Warrant (filed herewith).
4.7	Form of Senior Unsecured Convertible Promissory Note Purchase Warrant (filed herewith).
10.1	Form of Securities Purchase Agreement (filed herewith).
10.2	Form of Note Conversion and Amendment Agreement (filed herewith).
10.3	Form of Security Agreement (filed herewith).
99.1	Press Release of the Company issued on September 8, 2009 announcing the Additional Closing of the July 2009 Financing and the September 2009 Financing (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

By:	/s/ Gary Siegel
Name: Gary Siegel
Title: Vice President, Finance

Dated: March 9, 2010